Exhibit 10.1

STOCK AND WARRANT EXCHANGE AGREEMENT

This STOCK AND WARRANT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July 25, 2003 by and between GSI Commerce, Inc. (f/k/a Global Sports, Inc.), a Delaware corporation (the “Company”), and Interactive Technology Holdings, LLC, a Delaware limited liability company (“ITH”).

RECITALS

WHEREAS, pursuant to that certain Stock and Warrant Purchase Agreement dated as of September 13, 2000 by and between the Company and ITH (the “2000 Stock Purchase Agreement”), the Company sold and issued to ITH the following warrants (collectively, the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock “): (i) Warrant dated September 13, 2000 to purchase 900,000 shares of Common Stock; (ii) Warrant dated September 13, 2000 to purchase 720,000 shares of Common Stock; (iii) Warrant dated October 4, 2000 to purchase 1,600,000 shares of Common Stock; and (iv) Warrant dated October 4, 2000 to purchase 1,280,000 shares of Common Stock; and

WHEREAS, the Company has authorized the issuance of 1,650,000 shares (the “Shares”) of its Common Stock to ITH in exchange for the Warrants; and

WHEREAS, the Company and ITH desire to provide for the exchange by ITH of the Warrants for the Shares, all on the terms and conditions set forth herein; and

WHEREAS, the Company and ITH understand and intend (i) that the exchange of the Warrants for the Shares pursuant to this Agreement shall constitute a “recapitalization” of the Company within the meaning of Internal Revenue Code section 368(a)(1)(E), (ii) that this Agreement, together with the Company’s resolutions approving it, shall constitute the “plan of reorganization” with respect to such recapitalization, and (iii) that the exchange of the Warrants for the Shares pursuant to this Agreement shall constitute a nontaxable exchange of stock or securities in a corporation that is a party to a reorganization solely for stock or securities in such corporation pursuant to Internal Revenue Code section 354(a)(1) and Treasury Regulation section 1.354-1(e); and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AUTHORIZATION AND EXCHANGE

Section 1.1 EXCHANGE OF WARRANTS FOR SHARES. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2.1 hereof), the Company shall issue to

ITH, and ITH shall acquire from the Company, the Shares in exchange for the delivery by ITH to the Company of the Warrants for cancellation (the “Exchange”). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Certificate of Incorporation. Upon consummation of the Exchange, the Company shall cancel the Warrants and the Warrants shall cease to be of any further force or effect.

Section 1.2 PLAN OF REORGANIZATION. The Company hereby adopts this Agreement as its plan of reorganization with respect to a recapitalization of the Company, in accordance with Internal Revenue Code sections 354(a)(1) and 368(a)(1)(E).

ARTICLE II

CLOSING DATE; DELIVERY

Section 2.1 CLOSING AND LOCATION. The Exchange shall take place at a closing (the “Closing”) at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, Pennsylvania 19103, at 5:00 p.m., Philadelphia, Pennsylvania time, on the date hereof or such other date as is mutually agreed to by the Company and ITH (as the case may be, the “Closing Date”).

Section 2.2 DELIVERY. Subject to the terms and conditions of this Agreement, at the Closing, (i) the Company shall deliver to ITH a stock certificate or certificates representing the Shares, registered in the name of ITH or its assigns; and (ii) ITH shall deliver to the Company the Warrants (or evidence of the loss, theft, destruction or mutilation thereof in accordance with Section 4 of the Warrants) for cancellation by the Company.

Section 2.3 CONSUMMATION OF CLOSING. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to ITH as follows:

Section 3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company (a “Material Adverse Effect”).

Section 3.2 VALID ISSUANCE OF SHARES. The Shares, when issued and paid for in accordance with this Agreement, will be (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free of any lien, claim, charge, security interest, mortgage, pledge, easement or other encumbrance (each, an “Encumbrance”) other than as a result of any action by ITH; provided, however, that the Shares may be subject to restrictions on transfer under applicable securities laws or under this Agreement or the Second Amended and Restated Registration Rights Agreement, dated as of September 13, 2000, as amended (the “Registration Rights Agreement”). The rights, preferences, privileges and restrictions of the Shares are as stated in the Company’s Certificate of Incorporation. The issuance of the Shares are not and will not be subject to any preemptive rights or rights of first refusal applicable to the Company that have not been properly waived or complied with.

Section 3.3 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the Third Amendment to the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Right Agreement Amendment”), to issue and sell the Shares, and to consummate the transactions contemplated by this Agreement. This Agreement and the Registration Rights Agreement Amendment have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement Amendment, the issuance of the Shares, and consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, or any of their respective properties or assets, except in the case of (ii) and (iii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially burden or delay the consummation of the transactions contemplated hereby.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Registration Rights Agreement Amendment, the issuance of the Shares, or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) such filings as may be required under applicable state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not materially burden or delay the consummation of the transactions contemplated hereby.

Section 3.4 CAPITALIZATION.

(a) The authorized capital stock of the Company as of the date hereof consists of (i) 90,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share. Schedule 3.4(a) sets forth a true and complete list as of July 18, 2003 of the total number of all outstanding shares of the Company’s capital stock and all options, warrants and other rights to acquire shares of the Company’s capital stock held by employees and directors, on the one hand, and by all other persons, on the other hand, and from July 18, 2003 until the date hereof, there have been no changes in the total number of outstanding shares of the Company’s capital stock and options, warrants or other rights to acquire shares of the Company’s capital stock other than as a result of the issuance of shares of the Company’s capital stock upon the exercise or conversion of any option, warrant or other right set forth on Schedule 3.4(a). All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable laws concerning the issuance of securities.

(b) Other than (i) as disclosed in the Company Commission Reports (as defined below) or in documents incorporated by reference therein, (ii) stock options granted and employee stock purchases made following the date of the most recent Company Commission Report under the Company’s stock option, stock incentive and stock purchase plans described in the Company Commission Reports and (iii) as disclosed on Schedule 3.4(b) hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights, anti-dilution rights and rights of first refusal), agreements or commitments of any kind to which the Company is a party or by which the Company is bound relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Company or obligating the Company to purchase or redeem any such equity interests or other securities of the Company.

Section 3.5 STOCKHOLDERS’ CONSENT. No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement and the Registration Rights Agreement Amendment or to consummate the transactions contemplated hereby.

Section 3.6 FINDER’S FEES. The Company has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold ITH harmless from any liability for commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives acting on behalf of the Company, is or may be responsible as a result of the transactions contemplated hereby.

Section 3.7 OFFERING VALID. Assuming the accuracy of the representations and warranties of ITH contained in Sections 4.3 and 4.4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all other applicable securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such securities by the Company within the registration provisions of the Securities Act or any other applicable securities laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ITH

ITH represents and warrants to the Company as follows:

Section 4.1 ORGANIZATION. ITH is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2 AUTHORITY.

(a) ITH has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of ITH. This Agreement has been duly executed and delivered by ITH and constitutes a valid and legally binding obligation of ITH, enforceable against ITH in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ITH in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of an amended Schedule 13D and a Form 4 under the Exchange Act, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not materially burden or delay the consummation of the transactions contemplated hereby.

Section 4.3 ACQUISITION ENTIRELY FOR OWN ACCOUNT. The Shares will be acquired solely for investment purposes, for ITH’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. ITH has not been formed for the specific purpose of acquiring the Shares. It is understood that transfers by ITH of Shares to one or more members of the ITH Group (as defined in Section 8.3) shall not be deemed to be inconsistent with this Section 4.3, and ITH shall be permitted to make such transfers from time to time without restriction, so long as any such transfer complies with the Securities Act and any applicable state securities laws.

Section 4.4 INVESTMENT EXPERIENCE. ITH is an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act. ITH has had an opportunity to ask questions and receive answers regarding the Company’s business affairs and financial condition and believes it has acquired sufficient information about the Company to reach an informed decision to acquire the Shares. ITH has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Shares.

Section 4.5 RESTRICTED SECURITIES. ITH understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that ITH must hold the Shares indefinitely unless the sale thereof is registered under the Securities Act and qualified under state securities laws, or an exemption from such registration and qualification requirements is available. ITH further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and on requirements relating to the Company which are outside of ITH’s control.

Section 4.6 LEGENDS. ITH understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear the following legend until such time, if any, as the Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.”

Section 4.7 FINDER’S FEES. ITH has not retained any finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which ITH, or any of its employees or representatives acting on behalf of ITH, is or may be responsible as a result of the transactions contemplated hereby.

Section 4.8 OWNERSHIP OF THE WARRANTS. ITH owns beneficially and of record, and has good and valid title to, the Warrants, free and clear of any Encumbrances. Other than agreements with the Company, there are no shareholder or other agreements affecting the right of ITH to convey the Warrants to the Company, and ITH has the absolute right, authority, power and capacity to sell, assign and transfer the Warrants to the Company, free and clear of any Encumbrances.

ARTICLE V

COVENANTS

Section 5.1 PUBLICITY. The Company and ITH shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or any self-regulatory organization with respect thereto.

Section 5.2 LISTING OF THE SHARES. The Company shall file on a timely basis such notification with the National Association of Securities Dealers, Inc. as shall be required in connection with the issuance of the Shares, and shall take all such other action as shall be necessary to effect the listing of the Shares on Nasdaq National Market or such other national securities exchange or trading market on which other shares of Common Stock are listed.

Section 5.3 REMOVAL OF LEGEND. The Company shall promptly remove, upon the request of ITH or any transferee of Shares, the legend set forth in Section 4.6 hereof from the share certificates representing such Shares upon such time as the Shares (a) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (b) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision); provided that ITH shall be required to provide to the Company appropriate certification as may be reasonably necessary to demonstrate that clause (a) or (b), as the case may be, is applicable.

Section 5.4 FUTURE AND CURRENT INVESTMENTS AND ACTIVITIES; INFORMATION.

(a) The Company acknowledges that (i) ITH and its Affiliates engage in a wide variety of activities and have investments in many other companies, (ii) it is critical to ITH that ITH and its Affiliates be permitted to continue to develop their current and future business and investment activities without any restriction arising from an investment by ITH or any Affiliate in the Company, the right of ITH or any Affiliate to designate a member of the board of directors of the Company or any committee thereof or any relationship, contractual or otherwise, between ITH and any Affiliate and the Company or any affiliate of the Company, and (iii) from time to time, in connection with the foregoing activities of ITH and its current and future Affiliates (the “Activities”), ITH and Affiliates of ITH may have information that may be useful to the Company (which information may or may not be known by a Designated Director (as defined below) or Observer (as defined in the 2000 Stock Purchase Agreement)). The Company further acknowledges that, subject to the provisions of applicable law, (A) the Company does not intend or desire that the relationship between ITH and any of its Affiliates with the Company and any of its affiliates (x) interfere with or impose conditions or restrictions on any of the Activities of ITH or any of its current or future Affiliates, or (y) confer upon the Company any right to participate in any of the Activities of ITH or any of its Affiliates, and (B) the Company intends and desires that (I) ITH and its Affiliates shall be free to engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Company or to its shareholders, including, without any limitation, any obligation to offer the Company a right to acquire, participate or have any interest of any nature whatsoever in any of such Activities; (II) no director designated by ITH or any Affiliate (a “Designated Director”) shall have any liability solely by reason of any such Activities (it being understood that no action by a Designated Director in connection with any such Activities shall be deemed to constitute as such a breach by such Designated Director of any duty owed to the Company); and (III) ITH, its Affiliates, and its Designated Directors and Observer, shall have no duty to disclose any information known to such person to the Company; provided, however, that this Section 5.4 shall not relieve ITH, its Affiliates or a Designated Director or Observer of its or his duty of confidentiality with respect to information pertaining to the Company; and provided, further, that, in the event it has been finally adjudicated by a court of competent jurisdiction that, notwithstanding the provisions of this Section 5.4, any of the foregoing actions on the part of ITH, its Affiliates, or a Designated Director or Observer has resulted in any liability of, or the imposition of any equitable remedy against, ITH or such Affiliate, Designated Director or Observer to the Company by reason of a breach of the fiduciary duty of such person to the Company, there shall not be deemed to have been a violation or breach of this Section 5.4 by the Company.

(b) The Company hereby waives, to the full extent that it may do so under applicable law, any claim arising under the corporate opportunity doctrine. In this connection, the Company represents that the board of directors has, in conformance with Section 122(17) of the Delaware General Corporation Law, adopted a resolution to renounce any interest or expectancy of the Company in, or being offered an opportunity to participate in, any business opportunities presented to ITH or any of its Affiliates from whatever source other than the Company.

Section 5.5 FULFILLMENT OF CONDITIONS. Each of the Company and ITH shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or on the Closing Date.

Section 5.6 FURTHER ASSURANCES. The Company shall use its reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to ITH such further documents and instruments and to take all such further actions as ITH reasonably may request in order to convey and transfer the Shares to ITH and to consummate the transactions contemplated by this Agreement. ITH shall use its reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the Company such further documents and instruments and to take all such further actions as the Company reasonably may request in order to convey and transfer the Warrants to the Company and to consummate the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 CONDITIONS TO ITH’S OBLIGATIONS AT THE CLOSING. The obligation of ITH to consummate the transactions contemplated herein at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a) REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Company, SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP (collectively, the “Softbank Entities”) and Rustic Canyon Ventures, L.P. (f/k/a/ TMCT Ventures, L.P.) (“RCV”) shall have each duly executed and delivered the Registration Rights Agreement Amendment.

(b) CLOSING DELIVERIES. The Company shall have delivered to ITH all items required to be delivered by the Company at the Closing by Section 2.2 hereof.

(c) BOARD APPROVAL. The Company’s Board of Directors shall have approved the transactions contemplated by this Agreement, and the Company shall have delivered to ITH a copy of the resolutions duly adopted by the Company’s Board of Directors approving the transactions contemplated by this Agreement, certified as true and correct and in full force and effect as of the Closing Date by the Secretary of the Company.

(d) WAIVER OF PREEMPTIVE RIGHTS. The Softbank Entities and RCV shall have all waived their respective preemptive rights with respect to the issuance of the Shares.

Section 6.2 CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligation of the Company to consummate the transactions contemplated herein at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a) REGISTRATION RIGHTS AGREEMENT AMENDMENT. ITH shall have duly executed and delivered the Registration Rights Agreement Amendment.

(b) CLOSING DELIVERIES. ITH shall have delivered to the Company all items required to be delivered by ITH at the Closing by Section 2.2 hereof.

ARTICLE VII

INDEMNIFICATION

Section 7.1 INDEMNIFICATION BY THE COMPANY. The Company covenants and agrees to indemnify and hold ITH harmless from and against, and to reimburse ITH for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively “Damages”) incurred by ITH by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of the Company contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by the Company to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

Section 7.2 INDEMNIFICATION BY ITH. ITH covenants and agrees to indemnify and hold the Company harmless from and against, and to reimburse the Company for, any claim for any Damages incurred by the Company by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of ITH contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by ITH to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

Section 8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

Section 8.3 SUCCESSORS AND ASSIGNS. Except as expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by ITH without the prior written consent of the Company and may not be assigned or delegated by the Company without the prior written consent of ITH; provided, however, that ITH may assign, in whole or in part, its rights and delegate its obligations hereunder (including, without limitation, the right to acquire any or all of the Shares and the obligation to deliver all or any portion of the Warrants) to any entity that directly or indirectly controls, is controlled by, or is under common control with ITH, including, without limitation, Comcast Corporation and QVC, Inc. (each, an “Affiliate” and, all Affiliates together with ITH, the “ITH Group”); and provided, further, that any such delegation by ITH of its obligations shall not relieve ITH of liability to the Company that it would otherwise have in the event such obligations are not performed. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

Section 8.4 ENTIRE AGREEMENT; AMENDMENT. Except as expressly provided to the contrary in any separate agreement, this Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and ITH.

Section 8.5 NOTICES AND OTHER COMMUNICATIONS. Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested by registered or certified mail, (iii) overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company or ITH as the case may be at the following address:

To the Company:	GSI Commerce, Inc.
1075 First Avenue
King of Prussia, Pennsylvania 19406
Telephone: (610) 265-3229
Facsimile: (610) 265-1730
Attn: General Counsel

To ITH:	c/o QVC, Inc.
Studio Park
Mail Code 223
West Chester, Pennsylvania 19380
Attn: Neal Grabell, Esq.
Telephone: (484) 701-8974
Facsimile: (484) 701-1380

With a copy to:	Drinker Biddle & Reath LLP
One Logan Square
Philadelphia, Pennsylvania 19103
Attn: Howard A. Blum, Esq.
Telephone: (215) 988-2794
Facsimile: (215) 988-2757

or at such other address as the intended recipient previously shall have designated by written notice given in like manner to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

Section 8.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any person or entity hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any person or entity hereunder of any breach or default under this Agreement, or any waiver on the part of any such person or entity of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

All remedies either under this Agreement, or by law or otherwise shall be cumulative and not alternative.

Section 8.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

Section 8.9 ATTORNEYS’ FEES. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

GSI COMMERCE, INC.

By:	/s/ MICHAEL G. RUBIN
Name:	Michael G. Rubin
Title:	President and Chief Executive Officer

INTERACTIVE TECHNOLOGY HOLDINGS, LLC

By:	QK Holdings, Inc., its Managing Member

By:	/s/ DAVID APOSTOLICO
Name:	David Apostolico
Title:	President